Exhibit 10.1

STOCK PURCHASE AGREEMENT

i

Section 7.	Miscellaneous	22
7.1	Survival of Warranties	22
7.2	Successors and Assigns	23
7.3	Governing Law	23
7.4	Counterparts	23
7.5	Titles and Subtitles	23
7.6	Notices	23
7.7	No Finder’s Fees	24
7.8	Expenses	24
7.9	Waiver	24
7.10	Amendments	24
7.11	Severability	24
7.12	Delays or Omissions	25
7.13	Entire Agreement	25
7.14	Specific Enforcement	25
7.15	Exclusive Jurisdiction; Venue	25
7.16	Waiver of Jury Trial	26
7.17	Representations and Warranties of the FF Beneficial Investor	26
7.18	FF Investor Limitation of Liability	27

ii

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is made as of February 24, 2016, by and among TESARO, Inc., a Delaware corporation (the “Company”), the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”) and Future Fund Investment Company No.4 Pty Ltd, a proprietary limited company organized under the laws of Australia (the “FF Beneficial Investor”).

The parties hereby agree as follows:

Section 1.Purchase and Sale of Common Stock.

1.1Sale and Issuance of Common Stock.  Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to such Purchaser at the Closing, at a purchase price per share equal to the Per Share Price, the number of shares of the Company’s Common Stock, $0.0001 par value per share (the “Common Stock”), set forth opposite such Purchaser’s name on Exhibit A.  The shares of Common Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.”

1.2Closing; Delivery.

(a)The purchase and sale of the Shares (the “Closing”) shall take place remotely via the exchange of documents and signatures on the later of (i) the fourth Business Day after the satisfaction or waiver of the conditions set forth in Section 5 (other than those conditions that by their nature are to be satisfied at the Closing) and (ii) March 18, 2016; or at such other time and place as the Company and the Purchasers mutually agree upon in writing.

(b)At the Closing, the Company shall deliver to each Purchaser the Shares purchased by such Purchaser, registered in the name of such Purchaser, against payment of the purchase price therefor set forth opposite such Purchaser’s name in Exhibit A by wire transfer to a bank account designated by the Company. The Company shall instruct its transfer agent to register the issuance of the Shares to such Purchaser as of the Closing.

1.3Defined Terms Used in this Agreement.  In addition to the terms defined elsewhere in this Agreement, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

(a)“Affiliate” means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, in no event shall a Purchaser or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of a Purchaser or any of its Affiliates.

(b)“Antitrust Filing” means filings that may be required by the Company and the Purchasers, or their respective Affiliates, with the United States Federal Trade Commission and the Antitrust Division of the United States Department of Justice of a Notification and Report Form for Certain Mergers and Acquisitions (as that term is defined in the HSR Act) with respect to the transactions to occur under this Agreement, together with all required documentary attachments thereto (collectively, an “HSR Filing”), and any equivalent filings with foreign governmental authorities that may be required and advisable under any Merger Control Laws.

(c)“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Boston, Massachusetts generally are authorized or required by law or other governmental actions to close.

(d)“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting or non-voting) of such Person’s capital stock, and any and all rights (other than any evidence of indebtedness), warrants or options exercisable or exchangeable for or convertible into such capital stock.

(e)“Encumbrance” means any security interest, lien, pledge, claim, charge, escrow, encumbrance, option, right of first offer, right of first refusal, preemptive right, mortgage, indenture, security agreement or other similar agreement, arrangement, contract, commitment, understanding, or obligation, whether written or oral, and whether or not relating in any way to credit or the borrowing of money.

(f)“Exchange Act” means the Securities Exchange Act of 1934, as amended, as in effect from time to time.

(g)“FF Beneficial Investor” shall have the meaning set forth in the Preamble to this Agreement.

(h)  “FF Investor” means The Northern Trust Company, an Illinois company, in its capacity as custodian for the FF Beneficial Investor.

(i)“FF Side Letter” means the letter agreement by and among the Company, the FF Beneficial Investor and the FF Investor in substantially the form attached hereto as Exhibit D, as amended from time to time.

(j)“GAAP” means generally accepted accounting principles in the United States applied on a consistent basis.

(k)“Governmental Entity” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

(l)“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

(m)“Investors’ Rights Agreement” means the Second Amended and Restated Investors’ Rights Agreement, dated as of June 6, 2011, among the Company and the stockholders party thereto, as amended and as may be amended and/or restated from time to time.

(n)“KPCB” means KPCB Holdings, Inc., as nominee.

(o)“Laws” mean all United States and foreign national, federal, state, and local laws, statutes, ordinances, rules, regulations, orders, treaties and decrees.

(p)“Material Adverse Effect”  means any fact, circumstance, change, event, occurrence or effect that, individually, or in the aggregate with any such other facts, circumstances, changes, events, occurrences or effects, would have, or would reasonably be expected to have, a material adverse effect on (1) the financial condition, business, properties, assets, liabilities, or results of operations of the Company and its Subsidiaries, taken as a whole, or (2) the ability of the Company to perform in a timely manner its obligations under any of the Transaction Agreements or to consummate the transactions contemplated hereby or thereby; provided,  however, that none of the following, in each case determined on a Purchaser-by-Purchaser basis, shall constitute, or shall be considered in determining whether there has occurred, and no fact, circumstance, change, event, occurrence or effect resulting primarily from any of the following shall constitute, a Material Adverse Effect:  (A) the announcement of the execution of this Agreement or the pendency of consummation of the transactions contemplated hereby, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers or suppliers; (B) the Company’s compliance with the terms of, and taking any action required by, this Agreement, or taking or not taking any actions at the request of, or with the written consent of, such Purchaser; (C) acts or omissions of such Purchaser or its Affiliates after the date hereof; (D) changes in economic conditions or the capital or financial markets, whether as a whole or affecting the pharmaceutical or biotechnology industry or any other industries in which Company and its Subsidiaries conduct their business in particular, so long as such conditions do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate; (E) any adoption, repeal, other change or proposal of any applicable Law or Order or of GAAP or the interpretation thereof after the date hereof so long as such conditions do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate; (F) any failure by the Company to meet any published (whether by the Company or a third party) or internally prepared estimates of revenues, earnings or other performance measures or operating statistics, or any change in the Company’s credit rating or decline in the price of its Common Stock (it being understood that the foregoing shall not preclude such Purchaser from asserting that the facts or occurrences giving rise to or contributing to such failure, change or decline that are not otherwise excluded from the definition of Material Adverse Effect should be taken into account in determining whether there has been a Material Adverse Effect); and (G) any act of war or terrorism or other national or international calamity, hurricane, earthquake, flood or other natural disasters, acts of God or any change resulting from weather conditions so long as such conditions do not adversely affect the Company and its Subsidiaries, taken as a whole, in a materially disproportionate manner relative to other similarly situated participants in the industries or markets in which the Company or its Subsidiaries operate.

(q)“Merger Control Laws” means all Laws relating to antitrust or competition matters, or that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition.

(r)“NASDAQ” means the NASDAQ Global Select Market.

(s)“NEA Purchaser” means New Enterprise Associates 13, L.P. or NEA 15 Opportunity Fund, L.P. and “NEA Purchasers” means New Enterprise Associates 13, L.P. and NEA 15 Opportunity Fund, L.P.

(t)“New Investor Agreement” means the Investor Agreement, in substantially the form attached hereto as Exhibit B, to be entered into by the Company, the New Investors and the FF Beneficial Investor at the Closing.

(u)“New Investor” means the FF Investor, Ally Bridge LB Healthcare Master Fund Limited or ABG Innovation III-SO Limited and “New Investors” means the FF Investor, Ally Bridge LB Healthcare Master Fund Limited and ABG Innovation III-SO Limited.

(v)“Order” means any order, judgment, injunction, edict, decree, ruling, pronouncement, determination, decision, opinion, sentence, subpoena, writ or award issued, made, entered or rendered by any court, administrative agency or other Governmental Entity or by any arbitrator.

(w)“Per Share Price” means $35.19 per Share (which, for informational purposes, is the average of the volume weighted average price of the Common Stock for the 10 consecutive trading days ending on February 22, 2016).

(x)“Person” means any individual, firm, corporation, limited liability company, partnership, company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(y)“Securities Act” means the Securities Act of 1933, as amended from time to time.

(z)“Subsidiary” means, with respect to any Person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock or of the membership interests is owned, directly or indirectly, by such Person and/or one or more other Subsidiaries of such Person.

(aa)“Transaction Agreements” means this Agreement, the IRA Amendment, the New Investor Agreement and the FF Side Letter.

(bb)  “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

1.4Construction.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof.  A reference to any party hereto includes such party’s permitted assignees and/or the respective successors in title to substantially the whole of such party’s undertaking. All references to “Sections,” “Schedules,” and “Exhibits” contained in this Agreement are, unless specifically indicated otherwise, references to sections, schedules, or exhibits of or to this Agreement.  The recitals, schedules and exhibits to this Agreement form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals, the schedules and exhibits to this Agreement.  As used in this Agreement, the following terms shall have the meanings indicated: (a) “day” means a calendar day; (b) “U.S.” or “United States” means the United States of America; (c) “dollar” or “$” means lawful currency of the United States; (d) “including” or “include” means “including without limitation”; and (e) references in this Agreement to specific laws includes the succeeding law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder.

Section 2.Representations and Warranties of the Company.  The Company hereby represents and warrants to each Purchaser and the FF Beneficial Investor that the following representations are true and complete as of the date hereof and as of the Closing:

2.1Organization and Power.  The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly qualified and licensed as a foreign corporation or other entity to do business, and is in good standing in each jurisdiction in which the character of its assets owned or held under lease or the nature of its business makes such qualification necessary, except where the failure so to qualify or be licensed would not, individually or in the aggregate, have a Material Adverse Effect.

2.2Authorization.  The Company has the requisite corporate power and authority to enter into each of the Transaction Agreements and to consummate the transactions contemplated hereby and thereby and otherwise to perform its obligations hereunder and thereunder. The execution and delivery by the Company of each of the Transaction Agreements, the issuance, sale and delivery of the Shares by the Company, the compliance by the Company with each of the provisions of each of the Transaction Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby (a) are within the corporate power and authority of the Company (including such approval and authorization by the Company’s Board of Directors required under the Laws of the State of Delaware and Company’s certificate of incorporation and bylaws) and (b) have been duly authorized by all necessary corporate action of the Company and no further corporate action is required by the Company, its Board of Directors or its stockholders in connection therewith other than as may be necessary in connection with the Consents, Approvals and Filings.  This Agreement has been, and the New Investor Agreement, the IRA Amendment and the FF Side Letter, when executed and delivered by the Company shall be, duly and validly executed and delivered by the Company.  Assuming due authorization, execution and delivery by the Purchasers of the Transaction Agreements, this Agreement constitutes, and the New Investor Agreement, the IRA Amendment and the FF Side Letter, when executed and delivered by the Company shall each constitute, a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

2.3No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by the Company of any of the Transaction Agreements nor the consummation by the Company of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, or conflict with, any provision of the certificate of incorporation or bylaws of the Company or of the certificate of incorporation, bylaws or other organizational documents of any of its Subsidiaries; (b) assuming the making of all filings or notifications required under the Merger Control Laws, the receipt of all consents and approvals required under the Merger Control Laws and the expiration or termination of all waiting periods required under the Merger Control Laws, constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law or (ii) any provision of any agreement or other instrument to which the Company or any of its Subsidiaries is a party or pursuant to which any of them or any of their assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not constitute a Material Adverse Effect; or (c) require any consent, Order, approval or authorization of, notification or submission to, filing with, license or permit from, or exemption or waiver by, any Governmental Entity or any other Person (collectively, the “Consents, Approvals and Filings”) on the part of the Company or any of its Subsidiaries, except for (w) the consents, approvals and filings required under the Securities Act, the Exchange Act and applicable state securities Laws, (x) the consents, approvals and filings required under rules of NASDAQ, (y) the consents, approvals and filings required under the Merger Control Laws, and (z) such other consents, approvals and filings which the failure of the Company or any of its Subsidiaries to make or obtain would not, individually or in the aggregate, constitute a Material Adverse Effect.  The Company is not in violation of any term or provision of its certificate of incorporation or by-laws, and, other than any violation that would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company is not in violation of any material term or provision of any agreement, indebtedness, mortgage, indenture, contract, Law or Order.

2.4Broker’s Fee.  No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement to occur at the Closing.

2.5Capitalization.

(a)As of the date hereof, the authorized Capital Stock of the Company consists of (i) 100,000,000 shares of Common Stock, of which (x) 40,296,970 shares were issued and outstanding as of the close of business on February 22, 2016, (y) 10,624,855 shares are authorized for issuance pursuant to the Company’s stock incentive plans, of which, as of the close of business on February 22, 2016, 6,080,781 shares were issuable upon the exercise of outstanding stock options or upon the vesting and delivery of restricted stock units, and (z) additional shares are reserved for issuance upon the conversion of the Company’s outstanding 3.00% convertible senior notes due 2021 (“Senior Notes”); and (ii) 10,000,000 shares of the Preferred Stock, par value $0.0001 per share, 0 shares of which as of the date hereof are issued and outstanding.  All of the issued and outstanding shares of Common Stock have been duly authorized and are validly issued, fully paid and non-assessable.

(b)As of the date hereof, except as contemplated by this Agreement (including as referred to in Section 2.5(a)), there are (i) no authorized or outstanding securities, rights (preemptive or other), subscriptions, calls, commitments, warrants, options, or other agreements that give any Person the right to purchase, subscribe for, or otherwise receive or be issued Capital Stock of the Company or any security convertible into or exchangeable or exercisable for Capital Stock of the Company, (ii) no outstanding debt or equity securities of the Company that upon the conversion, exchange, or exercise thereof would require the issuance, sale, or transfer by the Company of any new or additional Capital Stock of the Company (or any other securities of the Company which, whether after notice, lapse of time, or payment of monies, are or would be convertible into or exchangeable or exercisable for Capital Stock of the Company) other than the Senior Notes, (iii) no agreements or commitments obligating the Company to repurchase, redeem, or otherwise acquire Capital Stock or other securities of the Company or its Subsidiaries, and (iv) no outstanding or authorized stock appreciation rights, phantom stock, stock rights, or other equity-based interests in respect of the Company.

(c)The Company has registered its Common Stock pursuant to Section 12(b) of the Exchange Act.  The Common Stock is currently listed on NASDAQ.

2.6Valid Issuance; No Registration.  The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable and free of Encumbrances and restrictions on transfer other than restrictions on transfer under the Transaction Agreements, applicable state and federal securities laws and Encumbrances created by or imposed by the Purchasers.  Assuming the accuracy of the representations and warranties of each Purchaser contained in Section 3, (a) subject to the consents, approvals and filings described in Section 2.3, the Shares will be issued in compliance with all applicable federal and state securities laws and (b) no registration of the Shares under the Securities Act and any applicable state securities law is required for the offer and sale of the Shares to any Purchaser in the manner contemplated by this Agreement.

2.7SEC Documents; Financial Statements; Internal Controls and Procedures.

(a)The Company has filed or furnished all forms, documents and reports required to be filed or furnished by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, with the Securities and Exchange Commission (the “SEC”) on a timely basis since January 1, 2013 (together with any documents so filed or furnished during such period and the period between the date hereof and the Closing on a voluntary basis, in each case as may have been, or between the date hereof and the Closing may be, amended, and including the exhibits thereto and documents incorporated by reference therein, the “SEC Documents”).  Each of the SEC Documents, including all SEC Documents filed or furnished after the date hereof but prior to or on the Closing, complied or, if not yet filed, will comply, as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act.  As of the date filed or furnished with the SEC, none of the SEC Documents, including all SEC Documents filed or furnished after the date hereof but prior to or on the Closing, contained or, if not yet filed, will contain any untrue statement of a material fact or omitted, or if not yet filed, will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of the date hereof, there are no material outstanding or unresolved comments received from the SEC with respect to any of the SEC Documents.

(b) The consolidated financial statements (including all related notes and schedules) of the Company included in the SEC Documents, and including all SEC Documents filed after the date hereof but prior to the Closing, fairly presented, or if not yet filed, will fairly present, in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations, their consolidated cash flows and changes in stockholders’ equity for the respective periods then ended (subject, in the case of the unaudited statements, to normal, immaterial year-end adjustments) and were prepared, or if not yet filed, will be prepared, in all material respects in conformity with GAAP (except, in the case of the unaudited financial statements, as permitted by the SEC) applied on a consistent basis during the periods referred to therein (except as may be indicated therein or in the notes thereto).  Since January 1, 2015, subject to any applicable grace periods, the Company has been and is currently in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable rules and regulations of NASDAQ.

(c)The Company has designed and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act and as necessary to permit preparation of financial statements in conformity with GAAP.  The Company’s disclosure controls and procedures are reasonably designed to ensure that all material information required to be disclosed by the Company in the reports that it files or furnishes under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such material information is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others in the Company or its Subsidiaries to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of the Sarbanes-Oxley Act.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by the Company’s most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s internal control over financial reporting (as such term is defined in the Exchange Act) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  Except as would not, individually or in the aggregate, constitute a Material Adverse Effect, the Company has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (i) any material weaknesses in its internal control over financial reporting and (ii) any allegation of fraud that involves management of the Company or any other employees of the Company and its Subsidiaries who have a significant role in the Company’s internal control over financial reporting or disclosure controls and procedures.  Since January 1, 2015, neither the Company nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its Subsidiaries or their respective internal accounting controls.

(d)Material Changes.  Since the date of the latest audited financial statements included within the SEC Documents, except as specifically disclosed in a subsequent SEC Document filed prior to the date hereof, (i) there have been no events, occurrences or developments that have had or would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (ii) the Company has not incurred any material liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice, (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or disclosed in filings made with the Commission, and (C) interest on the Senior Notes, (iii) the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except Common Stock issued pursuant to existing Company stock option or stock purchase plans or executive and director compensation arrangements disclosed in the SEC Documents. Except for the issuance of the Shares contemplated by this Agreement, since January 1, 2015, no event, liability or development has occurred or exists with respect to the Company or its Subsidiaries or their respective business, properties, operations or financial condition, that was required to have already been disclosed by the Company on Form 8-K under applicable securities laws that has not already been publicly disclosed.

Section 3.Representations and Warranties of the Purchasers.  Each Purchaser, other than the FF Investor for the purposes of Section 3.4, the first sentence of Section Error! Reference source not found.,  Section 3.5(c),  Section 3.5(e),  Section 3.5(f),  Section 3.6 and Section 3.8, severally and not jointly, hereby represents and warrants to the Company that the following representations are true and complete as of the date hereof and as of the Closing:

3.1Organization.  Such Purchaser is an entity duly organized, validly existing and in good standing under the Laws of its jurisdiction of formation, and has the requisite power and authority to carry on its business as it is now being conducted.

3.2Authorization.  Such Purchaser has the requisite power and authority to enter into the Transaction Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery by such Purchaser of the Transaction Agreements to which it is a party and the compliance by such Purchaser with each of the provisions of each Transaction Agreement to which such Purchaser is a party (including the consummation by such Purchaser of the transactions contemplated hereby and, as applicable, thereby) (a) are within the requisite power and authority of such Purchaser and (b) have been duly authorized by all necessary action on the part of such Purchaser.  Each of the Transaction Agreements to which such Purchaser is a party has been duly and validly executed and delivered by such Purchaser.  Assuming due authorization, execution and delivery by the Company of the Transaction Agreements to which such Purchaser is a party, the Agreement constitutes, and, in the case of each New Investor, the New Investor Agreement when executed and delivered by such New Investor shall constitute, a valid and binding agreement of such Purchaser enforceable against such Purchaser in accordance with its terms, except (i) as such enforcement is limited by bankruptcy, insolvency and other similar Laws affecting the enforcement of creditors’ rights generally and (ii) for limitations imposed by general principles of equity.

3.3No Conflicts; Consents and Approvals; No Violation.  Neither the execution, delivery or performance by such Purchaser of any Transaction Agreement to which such Purchaser is a party nor the consummation of the transactions contemplated hereby or thereby shall (a) result in a breach or a violation of, any provision of the articles of incorporation, bylaws or other organizational documents of such Purchaser or of the articles of incorporation, bylaws or other organizational documents of any of its Subsidiaries; (b) constitute, with or without notice or the passage of time or both, a breach, violation or default, create an Encumbrance, or give rise to any right of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, under (i) any Law, or (ii) any provision of any agreement or other instrument to which such Purchaser is a party or pursuant to which such Purchaser or its assets or properties is subject, except for, in the case of each clause (i) and (ii), breaches, violations, defaults, Encumbrances, or rights of termination, modification, cancellation, prepayment, suspension, limitation, revocation or acceleration, which, individually or in the aggregate, would not materially adversely affect the ability of such Purchaser to perform its obligations under any Transaction Agreement to which such Purchaser is a party or to consummate the transactions contemplated hereby or thereby; or (c) require any Consents, Approvals and Filings on the part of such Purchaser, except for (x) the Consents, Approvals and Filings required under the Exchange Act and applicable state securities Laws, (y) the Consents, Approvals and Filings required under the Merger Control Laws, and (z) such other Consents, Approvals and Filings which the failure of such Purchaser to make or obtain would not materially adversely affect the ability of such Purchaser to perform its obligations under any Transaction Agreement to which such Purchaser is a party or to consummate the transactions contemplated hereby or thereby.

3.4Broker’s Fee.  No agent, broker, investment banker or other Person is or shall be entitled to any broker’s or finder’s fee or any other commission or similar fee from such Purchaser in connection with the transactions contemplated by this Agreement to occur at the Closing.

3.5Securities Law Matters.

(a)Such Purchaser is acquiring the Shares for its own account, for investment and not with a view to, or for sale in connection with,

the distribution thereof as contemplated under the Securities Act.  The FF Investor is acquiring the Shares as custodian for the FF Beneficial Investor and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

(b)Such Purchaser is an “accredited investor,” as that term is as defined in Rule 501(a) of Regulation D under the Securities Act. Such Purchaser has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Shares and is capable of bearing the economic risks of such investment.

(c)Such Purchaser and its advisers have been furnished with all materials relating to the business, finances and operations of the Company, its Subsidiaries and materials relating to the offer and sale of the Shares which have been requested by such Purchaser or its advisers. Such Purchaser (other than the FF Investor) and its advisers have been afforded the opportunity to ask questions of the Company’s management concerning the Company and the Shares.

(d)Such Purchaser understands that the sale or re-sale of the Shares has not been and is not being registered under the Securities Act or any applicable state securities laws, and the Shares may not be offered, sold or otherwise transferred unless (i) the Shares are offered, sold or transferred pursuant to an effective registration statement under the Securities Act, or (ii) the Shares are offered, sold or transferred pursuant to an exemption from registration under the Securities Act and any applicable state securities laws.

(e)Neither such Purchaser, nor any of its officers, directors, employees, agents, stockholders or partners has either directly or indirectly, including, through a broker or finder engaged in any general solicitation or published any advertisement in connection with the offer and sale of the Shares.

(f)The principal offices of such Purchaser and the offices of such Purchaser in which it made its decision to purchase the Shares are located at the address set forth on Exhibit A with respect to such Purchaser or, in the case of the FF Beneficial Investor, at the address set forth on its signature page.

3.6Availability of Funds.  Such Purchaser has, or, in the case of the FF Investor, the FF Beneficial Investor has, sufficient funds to pay the purchase price pursuant to Section 1.1.

3.7Legends.  Such Purchaser understands that the Shares may be notated with one or all of the following legends:

(a)“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF.  NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”;

(b)Any legend set forth in, or required by, such of the New Investor Agreement or the Investors’ Rights Agreement to which such Purchaser is a party; or

(c)Any legend required by the securities Laws of any state to the extent such Laws are applicable to the Shares represented by the certificate, instrument, or book entry so legended.

3.8HSR Obligations. Each of InterWest Partners X, L.P. and each NEA Purchaser hereby represents and warrants to the Company that the following representations are true and complete as of the date hereof and as of the Closing:

(a)such Purchaser is not under common control, as determined in accordance with the HSR Act, with any other stockholder of the Company and in addition in the case of each NEA Purchaser also with the other NEA Purchaser; and

(b)such Purchaser does not have any HSR filing obligation as a result of the transactions described herein because (i) the HSR size of transaction threshold test would not be satisfied with respect to such Purchaser or (ii) the exemption described in 15 U.S.C. Section 18a(c)(10) would apply to such Purchaser.

Section 4.Covenants.

4.1Public Announcements.  The Company and the Purchasers shall consult with each other before issuing any press release with respect to this Agreement or the transactions contemplated hereby and neither shall issue any such press release or make any such public statement with respect thereto without the prior consent of the others, which consent shall not be unreasonably withheld, delayed or conditioned; provided, however, that the Company may, without the prior consent of the Purchasers, issue such press release or make such public statement as may upon the advice of counsel be required by Law or by the rules of NASDAQ, any other national securities exchange on which the Company’s securities are listed or any automated quotation system on which such securities are quoted or be required or advisable to complete any required Antitrust Filings or to address any inquiries by a Governmental Entity investigating pursuant to the Merger Control Laws the transactions contemplated hereby, provided that, to the extent time permits, the Company has used all commercially reasonable efforts to consult with the Purchasers prior thereto.

4.2Consents, Approvals and Filings.

(a)Each of the Company and the Purchasers, or their respective Affiliates, as applicable, shall make any required HSR Filing and non-U.S. Antitrust Filing listed in Schedule 4.2 hereto as promptly as practicable, but not later than ten (10) Business Days after the date hereof, in accordance with applicable Laws.  To the extent a single Antitrust Filing is required with respect to the Company and any Purchaser in connection with any of the non-U.S. Antitrust Filings listed in Schedule 4.2, rather than separate Antitrust Filings from each party, the relevant Purchaser shall take the lead in making such filing.  Each Purchaser shall pay all filing fees required by it under applicable Merger Control Laws (including under the HSR Act).  In furtherance of the foregoing, the Company and each Purchaser agree to:

(i)keep the other party apprised of the status of matters relating to the completion of the Antitrust Filings;

(ii)reasonably cooperate in the process to obtain antitrust clearance by the Outside Date;

(iii)furnish promptly to government agencies or authorities of competent jurisdiction any information required and reasonably requested under the Merger Control Laws;

(iv)furnish to the other party or its counsel all information within its possession that is reasonably required for any Antitrust Filings to be made by the other party in connection with the transactions contemplated by this Agreement;

(v)promptly notify the other party of any communications from or with any government agency or authority of competent jurisdiction to the extent relating to any Antitrust Filing or the transactions contemplated by this Agreement;

(vi)consult with the other party in advance of participating in any meeting or substantive discussion with any government agency or authority relating to the Antitrust Filings, and, to the extent permitted by such government agency or authority, give the other party the opportunity to attend and participate thereat; and

(vii)consult and cooperate with the other party in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted to any Governmental Entity in connection with proceedings under or relating to the Antitrust Filings.

(b)Each party will be responsible for and pay its own costs and  expenses  associated with any Antitrust Filing.  Notwithstanding anything in this Agreement to the contrary, nothing contained in this Agreement shall require the Company, any Purchaser, or the FF Beneficial Investor or their respective Affiliates to (i) (A) relinquish or forbear any rights, (B) agree to any restriction on the conduct of any business or operations or the ownership or exercise of any assets, properties or rights or (C) pay any consideration to any other Person (other than filing and application fees to government agencies or authorities) or (ii) disclose to the other parties, any of their representatives or any other Person, or grant to the other parties, any of their representatives or any other Person, any access in any way (including at meetings with governmental agencies or authorities) to (A) any information if making such information available would jeopardize any attorney-client or other legal privilege, contravene any applicable Law or breach any contract between such party and a third party, or (B) any nonpublic information about itself, any of its Affiliates or any of its or its Affiliates’ respective businesses or operations, other than information that is reasonably relevant to the transactions contemplated by this Agreement.  Without limiting the generality of the foregoing, each party shall provide to the other (or the other’s respective advisors) upon request copies of all correspondence between such party and any Governmental Entity relating to the transactions contemplated by this Agreement.  The parties may, as they deem advisable and necessary, designate any competitively sensitive materials provided to the other under this Section 4.2 as "outside counsel only."  Such materials and the information contained therein shall be given only to outside counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient without the advance written consent of the party providing such materials.

(c) The Company and the Purchasers each shall use their respective commercially reasonable efforts to take, or cause to be taken, all actions, and do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to obtain and make all consents, approvals and filings (other than the Antitrust Filings) required to be obtained or made by the Company and its Subsidiaries or the Purchasers, as the case may be, in connection with the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

4.3Further Assurances.  Except as otherwise expressly provided in this Agreement, each party shall use its respective commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate the transactions contemplated by this Agreement by or before the Outside Date.  If any administrative or judicial action or proceeding, including any proceeding by a private party, is instituted (or threatened to be instituted) challenging any transaction contemplated by this Agreement, each party shall use commercially reasonable efforts to cooperate in all respects with the other parties, to contest and resist any such action or proceeding and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts the consummation of the transactions contemplated by this Agreement; provided, however, that no party shall be required to expend any material funds in connection with such commercially reasonable efforts.    KPCB agrees that it shall cause its signature to the IRA Amendment to be delivered at the time of the Closing.

4.4Confidential Information.  Except as may be required by applicable Law, any listing agreement with any applicable national or regional securities exchange, as required to be disclosed in filings or other submissions to Governmental Entities made to obtain necessary consents, approvals or filings, or pursuant to the terms and provisions of the existing confidentiality and non-use obligations of the parties, or as provided in the FF Side Letter, the parties will hold any non-public information exchanged between the parties in connection with this Agreement and, in the case of the Company, the New Investors and the FF Beneficial Investor, the New Investor Agreement, and/or the transactions contemplated hereby and thereby in confidence in accordance with the terms and provisions of the existing confidentiality and non-use obligations of the parties.

4.5Notification of Certain Matters.  The Company shall give prompt notice to each Purchaser and the FF Beneficial Investor of, and each Purchaser and the FF Beneficial Investor  shall give prompt notice to the Company of, and shall use their respective commercially reasonable efforts to prevent or promptly remedy, (a) the occurrence or failure to occur, or the impending or threatened occurrence or failure to occur, of any event which occurrence or failure to occur would cause any of its representations or warranties in this Agreement to be untrue or inaccurate in any material respect (or in all respects in the case of any representation or warranty containing any materiality qualification) at any time after the date hereof but on or prior to the Closing and (b) any material failure (or any failure in the case of any covenant, condition or agreement containing any materiality qualification) on its part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. The delivery of any notice pursuant to this Section 4.5 shall not limit or otherwise affect the remedies available under this Agreement to any party receiving such notice.

4.6Removal of Legends.  The Company agrees that such time as any legend set forth in Section 3.7 is no longer required (and the Company acknowledges that legends would no longer be required in a circumstance where the Company has received a legal opinion of securities counsel to the Purchaser, reasonably satisfactory to the Company, that a pro rata distribution by a Purchaser to its unaffiliated limited partners constitutes a circumstance under which legends would no longer be required), the Company will, no later than three (3) Business Days following receipt by the Company of (a) a written request by a Purchaser to the Company or the Company’s transfer agent to have such legend removed and (b) such customary representations, notices and other documentation as is reasonably requested by the Company or its transfer agent (including an opinion of securities counsel to the Purchaser, reasonably satisfactory to the Company and its transfer agent), deliver or cause to be delivered to the Purchaser a certificate representing such Shares that is free from such legend, or, in the event that such shares are uncertificated, remove any such legend in the Company’s stock records.  The Company may not make any notation on its records or give instructions to its transfer agent that enlarge the restrictions on transfer set forth in Section 3.7.

Section 5.Conditions to the Parties’ Obligations at Closing.

5.1Conditions to Obligations of Purchasers and the Company at the Closing.  The obligations of each Purchaser and the Company to consummate the transactions contemplated hereby to be consummated at the Closing are subject to the satisfaction or waiver at or prior to the Closing of each of the following conditions as it relates to such Purchaser:

(a)No Injunction.  No preliminary or permanent injunction or other Order by any Governmental Entity which prevents the consummation of the transactions contemplated hereby shall have been issued and remain in effect (each party agreeing to use its commercially reasonable efforts to have any such injunction or Order lifted);

(b)Receipt of Approvals.  All necessary clearances, approvals, authorizations, or waiting period expirations or terminations, if any, in connection with any HSR Filing and any non-US Antitrust Filing listed in Schedule 4.2 applicable to such Purchaser’s purchase of Shares hereunder have been received or obtained; and

(c)Absence of Litigation.  No suit, claim, investigation, action or other proceeding shall be pending or, to the knowledge of the Company or Purchasers, respectively, threatened against Purchasers or the Company or any Subsidiary before any Governmental Entity which reasonably could be expected to result in the restraint or prohibition of any such party, or the obtaining of damages or other relief from any such party, in connection with this Agreement or the IRA Amendment or, in the case of the Company and the New Investors, the New Investor Agreement, or the consummation of the transactions contemplated hereby or thereby.

5.2Additional Conditions to Obligations of the Purchasers at the Closing.  The obligations of each Purchaser to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

(a)Representations and Warranties.  The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects as of the Closing.

(b)Performance.  The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before the Closing.

(c)Compliance Certificate.  An officer or other authorized representative of the Company shall deliver to such Purchasers at the Closing a certificate certifying that the conditions specified in Sections 5.2(a) and (b) have been fulfilled.

(d)New Investor Agreement.  The Company shall have executed and delivered to the New Investors the New Investor Agreement.

(e)IRA Amendment.  The Company and the other parties to the Investors’ Rights Agreement necessary to amend the Investors’ Rights Agreement substantially in the form of the amendment attached hereto as Exhibit C (the “IRA Amendment”) shall have executed and delivered to each Purchaser such amendment.  For the purposes of clarity, neither the FF Investor nor the FF Beneficial

Investor are parties to the Investors’ Rights Agreement nor the IRA Amendment.

(f)FF Side Letter.  The Company shall have executed and delivered to the FF Investor and the FF Beneficial Investor the FF Side Letter.

5.3Additional Conditions to Obligations of the Company at the Closing.  The obligations of the Company to consummate the transactions contemplated hereby to be consummated at the Closing shall be subject to the satisfaction or waiver at or prior to the Closing of each of the following additional conditions:

(a)Representations and Warranties.  The representations and warranties of each Purchaser and the FF Beneficial Investor contained in Section 3 shall be true and correct in all material respects as of the Closing.

(b)Performance.  Each Purchaser shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

(c)IRA Amendment.  Each Purchaser party to the Investors’ Rights Agreement and the other parties to the Investors’ Rights Agreement (other than the Company) necessary to amend the Investors’ Rights Agreement substantially in the form of the IRA Amendment shall have executed and delivered to the Company such amendment.  For the purposes of clarity, neither the FF Investor nor the FF Beneficial Investor are parties to the Investors’ Rights Agreement nor the IRA Amendment.

(d)FF Side Letter.  The FF Beneficial Investor and the FF Investor shall have executed and delivered to the Company the FF Side Letter.

(e)New Investor Agreement.  The FF Beneficial Investor, the FF Investor and each other New Investor shall have executed and delivered to the Company the New Investor Agreement.

Section 6.Termination

6.1Termination.  This Agreement may be terminated, on a Purchaser-by-Purchaser basis:

(a)at any time by mutual written agreement of the Company and such Purchaser;

(b)at any time by the Company in the event of a material breach by such Purchaser of any representation, warranty, or covenant set forth in this Agreement, which breach is not cured within 30 days after receipt of written notice thereof by such Purchaser from the Company;

(c)at any time by such Purchaser in the event of a material breach by the Company of any representation, warranty, or covenant set forth in this Agreement, which breach is not cured within 30 days after receipt of written notice thereof by the Company from such Purchaser; and

(d)by such Purchaser or the Company if the Closing does not occur on or before September 30, 2016 (the “Outside Date”), provided that the party seeking to terminate this Agreement pursuant to this Section 6.1(d) shall not have breached in any material respect its representations, warranties or covenants set forth in this Agreement.

6.2Effect of Termination.  If this Agreement is terminated by either the Company or a Purchaser pursuant to the provisions of Section 6.1, this Agreement with respect to the Company and such Purchaser (and in the case of the FF Investor, the FF Beneficial Investor) shall forthwith become void and there shall be no further obligations on the part of the Company or such Purchaser (or in the case of the FF Investor, the FF Beneficial Investor)  or their respective stockholders, directors, officers, employees, agents or representatives, except for rights and obligations that had accrued hereunder prior to such termination and the provisions of Sections 4.1  (Public Announcements), 4.4 (Confidential Information), and 7  (Miscellaneous), which shall survive any termination of this Agreement; provided, however, that nothing in this Section 6.2 shall relieve either party from liability for any breach of any representation, warranty, covenant, or agreement under this Agreement prior to such termination or for any willful breach of this Agreement.

6.3Extensions; Waiver.  At any time prior to the applicable compliance time, the Company and each Purchaser may (a) extend the time for the performance of any of the obligations or other acts of a Purchaser or the Company with respect to such Purchaser, respectively, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant thereto and (c) waive compliance with any of the agreements or conditions herein.  Any agreement on the part of a party to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

Section 7.Miscellaneous.

7.1Survival of Warranties.  The representations and warranties of the Company, each Purchaser and the FF Beneficial Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing until the one (1) year anniversary thereof.

7.2Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.  Nothing in this Agreement shall prohibit, after the Closing, a New Investor from assigning its rights hereunder (whether in whole or in part) to any Permitted Transferee (as such term is defined in the New Investor Agreement) which acquires at least 25,000 Shares (subject to adjustment in the event of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization occurring after the date hereof) from such Purchaser.

7.3Governing Law.  This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

7.4Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.    Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.5Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.6Notices.  All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on the signature page, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.6.

7.7No Finder’s Fees.  Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction.  Each Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which such Purchaser or any of its officers, employees or representatives is responsible.  The Company agrees to indemnify and hold harmless the Purchasers and the FF Beneficial Investor from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.8Expenses.  Each party shall pay its owns expenses incurred in connection with the preparation, negotiation, execution, delivery, and performance of the Transaction Agreements to which such party is a party and the consummation of the transactions contemplated hereby and thereby.

7.9Waiver.   Waiver by the Company or a Purchaser of a breach hereunder by a Purchaser or the Company, respectively, shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

7.10Amendments.  Any term of this Agreement may be amended or terminated with respect to the Company and another party hereto only with the written consent of the Company and such party, and, in the case of the FF Investor, the FF Beneficial Investor.

7.11Severability.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

7.12Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

7.13Entire Agreement.  This Agreement (and (a) in the case of the New Investors, the FF Beneficial Investor and the Company, the New Investor Agreement, (b) in the case of the NEA Purchasers and KPCB, the IRA Amendment, and (c) in the case of FF Investor and FF Beneficial Investor and the Company, the FF Side Letter) constitute the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled. As among the Company, the FF Investor and the FF Beneficial Investor, the provisions of the FF Side Letter will prevail over the provisions of this Agreement to the extent of any inconsistency.

7.14Specific Enforcement.  The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties may be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which they may be entitled by law or equity.

7.15Exclusive Jurisdiction; Venue.  Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by another party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery, or, if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware, or, if both the Delaware Court of Chancery and the federal courts within the State of Delaware decline to accept jurisdiction over a particular matter, any other state court within the State of Delaware, and, in each case, any appellate court therefrom.  Each of the parties hereto hereby irrevocably submits with regard to any such action or proceeding for itself and in respect of its property, generally and unconditionally, to the personal jurisdiction of the aforesaid courts and agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the aforesaid courts.  Each of the parties hereto hereby irrevocably waives, and agrees not to assert as a defense, counterclaim or otherwise, in any action or proceeding with respect to this Agreement, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason other than the failure to serve in accordance with this Section 7.15, (b) any claim that it or its property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) to the fullest extent permitted by the applicable Law, any claim that (i) the suit, action or proceeding in such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.  Each of the parties hereto agrees that service of process upon such party in any such action or proceeding shall be effective if such process is given as a notice in accordance with Section 7.6.

7.16Waiver of Jury Trial.  EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES TO THE EXTENT PERMITTED BY APPLICABLE LAW ANY AND ALL RIGHT TO A TRIAL BY JURY IN ANY DIRECT OR INDIRECT ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.  EACH PARTY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) MAKES THIS WAIVER VOLUNTARILY, AND (C) ACKNOWLEDGES THAT EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS CONTAINED IN THIS SECTION 7.16.

7.17Representations and Warranties of the FF Beneficial Investor.  The FF Beneficial Investor represents and warrants to the Company that each of the representations and warranties made by the Purchasers in Section 3 (other than those in Sections 3.5(b) and 3.8), substituting references to

“Purchaser” with “the FF Beneficial Investor”, are true and correct as of the date hereof and shall be true and correct as of the Closing.

7.18FF Investor Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement (including the New Investor Agreement and the FF Side Letter) and (c) any document or agreement executed by the Company or any other person as agent or attorney of the FF Investor under this Agreement only in its capacity as custodian for the FF Beneficial Investor and to the extent that it is actually indemnified by the FF Beneficial Investor.  To the extent this paragraph operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such amounts to such person.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

TESARO, Inc.

By: /s/ Joseph L. Farmer

Name: Joseph L. Farmer

Title: Senior VP and General Counsel

Address:

1000 Winter Street

Suite #3300

Waltham, MA 02451

PURCHASER:

KPCB HOLDINGS, INC.,

as nominee

By: /s/ Paul M. Vronsky

Name:  Paul Vronsky

Title: General Counsel

Address:

2750 Sand Hill Road

Menlo Park, CA 94025

PURCHASERS:

New Enterprise Associates 13, L.P.

By: NEA Partners 13, L.P., its general partner

By: NEA 13 GP, LTD, its general partner

By: /s/ Louis S. Citron

Name: Louis S. Citron

Title: Chief Legal Officer

Address:

5425 Wisconsin Avenue, Suite 800

Chevy Chase, MD 20815

NEA 15 Opportunity Fund, L.P.

By: NEA Partners 15-OF, L.P., its general partner

By: NEA 15 GP, LLC, its general partner

By: /s/ Louis S. Citron

Name: Louis S. Citron

Title: Chief Legal Officer

Address:

5425 Wisconsin Avenue, Suite 800

Chevy Chase, MD 20815

PURCHASERS:

Ally Bridge LB Healthcare Master Fund Limited

By: /s/ Li Bin

Name: Li Bin

Title:  Director

Address:

Unit 3002-04, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong

ABG Innovation III-SO Limited

By: /s/ Law Thin Ken

Name:  Law Thin Ken

Title:  Director

Address:

Unit 3002-04, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong

PURCHASER:

INTERWEST PARTNERS X, LP

By: InterWest Management Partners X, LLC, its general partner

By: /s/ Arnold Oronsky

Name: Arnold Oronsky

Title: Managing Director

Address:

2710 Sand Hill Road, Suite 200

Menlo Park, CA 94025

PURCHASER:

THE NORTHERN TRUST COMPANY

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for Future Fund Investment Company No.4 Pty Ltd, by

Jonathan Carstens

being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:

/s/ Talla Ansari

Signature of witness

TALLA ANSARI

Name of witness (block letters)

Level 43, 120 Collins St.,

Melbourne, Vic, 3000

Australia

…………………………………………….

Address of witness

Date:

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	/s/ Jonathan Carstens By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY

Address:

The Northern Trust Company
Level 47, 80 Collins Street
Melbourne VIC 3000 Australia

FF Beneficial Investor:

Signed for and on behalf of Future Fund Investment Company No.4 Pty Ltd by: Paul Mann	/s/ Paul Mann
Name of Director	Signature of Director 25 February 2016
Date

Address:

Future Fund Investment Company No.4 Pty Ltd
Level 43, 120 Collins Street
Melbourne VIC 3000 Australia

SCHEDULE 4.2

Non-U.S. Antitrust Filings

None.

EXHIBIT A

Schedule of Purchasers

Investor Name/Address	Shares of Common Stock	Aggregate Purchase Price
KPCB Holdings, Inc., as nominee 2750 Sand Hill Road, Menlo Park, CA 94025	1,420,858	$49,999,993.02
NEA 15 Opportunity Fund, L.P. 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815	710,429	$24,999,996.51
New Enterprise Associates 13, L.P. 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815	710,429	$24,999,996.51
The Northern Trust Company, as custodian for Future Fund Investment Company No.4 Pty Ltd Level 47, 80 Collins Street, Melbourne, Victoria 3000 Australia	852,514	$29,999,967.66
Ally Bridge LB Healthcare Master Fund Limited Unit 3002-04, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	369,423	$12,999,995.37
ABG Innovation III-SO Limited Unit 3002-04, 30th Floor, Gloucester Tower, The Landmark, 15 Queen’s Road Central, Hong Kong	198,920	$6,999,994.80
InterWest Partners X, LP 2710 Sand Hill Road, Suite 200, Menlo Park, CA 94025	142,085	$4,999,971.15
Total	4,404,658	$154,999,915.02

EXHIBIT B

Form of New Investor Agreement

See attached.

FINAL FORM

INVESTOR AGREEMENT

INVESTOR AGREEMENT

THIS INVESTOR AGREEMENT (this “Agreement”) is made as of March 18, 2016, by and among TESARO, Inc., a Delaware corporation (the “Company”), The Northern Trust Company in its capacity as custodian (the “FF Investor”) for the Future Fund Investment Company No.4 Pty Ltd (ACN 134 338 926) of Level 43, 120 Collins Street, Melbourne, Victoria 3000 (the “FF Beneficial Investor”), the FF Beneficial Investor, Ally Bridge LB Healthcare Master Fund Limited and ABG Innovation III-SO Limited (together with Ally Bridge LB Healthcare Master Fund Limited, “Ally Bridge”).

WHEREAS, the Stock Purchase Agreement, dated as of February 24, 2016, by and between the Company and the Investors and the other parties thereto (the “Purchase Agreement”) provides for the issuance and sale by the Company to the Investors, and the purchase by the Investors, of a number of shares (such shares, the “Purchased Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) at a price per share of the Per Share Price (as defined in the Purchase Agreement); and

WHEREAS, as a condition to consummating the transactions contemplated by the Purchase Agreement, each Investor and the Company have agreed upon certain rights and restrictions as set forth herein with respect to the Purchased Shares and other securities of the Company beneficially owned by such Investor and its Affiliates, and it is a condition to the closing under the Purchase Agreement that this Agreement be executed and delivered by the Investors and the Company.

NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.Definitions. As used in this Agreement, the following terms shall have the following meanings:

1.1“Affiliate” means, with respect to any Person, another Person that controls, is controlled by or is under common control with such Person.  A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.  For the purposes of this Agreement, in no event shall an Investor or any of its Affiliates be deemed Affiliates of the Company or any of its Affiliates, nor shall the Company or any of its Affiliates be deemed Affiliates of an Investor or any of its Affiliates. Further, each of the parties to this Agreement (other than the FF Beneficial Investor) acknowledges the FF Beneficial Investor and/or its Affiliates may have appointed a number of managers with discretionary mandates to invest and manage assets on behalf of the FF Beneficial Investor and/or its Affiliates.  The obligations under this Agreement will not apply to any conduct by a manager taken on the FF Beneficial

Investor’s and/or its Affiliate’s behalf provided such conduct is on a discretionary basis.

1.2“Agreement” shall have the meaning set forth in the Preamble to this Agreement, including all Exhibits attached hereto.

1.3“Ally Bridge” shall have the meaning set forth in the Preamble to this Agreement.

1.4“beneficial owner,” “beneficially owns,” “beneficial ownership” and terms of similar import used in this Agreement shall, with respect to a Person, have the meaning set forth in Rule 13d-3 under the Exchange Act (i) assuming the full conversion into, and exercise and exchange for, shares of Common Stock of all Common Stock Equivalents beneficially owned by such Person and (ii) determined without regard for the number of days in which such Person has the right to acquire such beneficial ownership.

1.5“Business Day” means any day except Saturday, Sunday and any legal holiday or a day on which banking institutions in Boston, Massachusetts generally are authorized or required by law or other governmental actions to close.

1.6“Change of Control” shall occur if: (a) any Third Party acquires directly or indirectly the beneficial ownership of any voting security of the Company, or if the percentage ownership of such person or entity in the voting securities of the Company is increased through stock redemption, cancellation or other recapitalization, and immediately after such acquisition or increase such Third Party is, directly or indirectly, the beneficial owner of voting securities representing more than fifty percent (50%) of the total voting power of all of the then outstanding voting securities of the Company; (b) a merger, consolidation, recapitalization, or reorganization of the Company is consummated, other than any such transaction that would result in stockholders or equity holders of the Company immediately prior to such transaction owning at least fifty percent (50%) of the outstanding securities of the surviving entity (or its parent entity) immediately following such transaction; (c) the stockholders or equity holders of the Company approve a plan of complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than pursuant to the transaction described above or to an Affiliate; or (d) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of the Company (provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was recommended or approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall

2

be considered as though such individual were a member of the Incumbent Board).

1.7“Closing Date” means the date on which the “Closing” (as defined in the Purchase Agreement) occurs.

1.8“Common Stock” shall have the meaning set forth in the Preamble to this Agreement.

1.9“Common Stock Equivalents” means any options, warrants or other securities or rights convertible into or exercisable or exchangeable for, whether directly or following conversion into or exercise or exchange for other options, warrants or other securities or rights, shares of Common Stock or any swap, hedge or similar agreement or arrangement that transfers in whole or in part, the economic risk of ownership of, or voting or other rights of, the Common Stock.

1.10“Company” shall have the meaning set forth in the Preamble to this Agreement.

1.11“Disposition” or “Dispose of” means any (i) pledge, sale, contract to sell, sale of any option or contract to purchase, purchase of any option or contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any shares of Common Stock, or any Common Stock Equivalents, including, without limitation, any “short sale” or similar arrangement, or (ii) swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of shares of Common Stock, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

1.12“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.13“Existing Registration Statement” shall have the meaning set forth in Section 2.1.

1.14“FF Beneficial Investor” shall have the meaning set forth in the Preamble to this Agreement.

1.15“FF Investor” shall have the meaning set forth in the Preamble to this Agreement.

1.16“FF Side Letter” means the letter agreement in substantially the form attached as Exhibit D to the Purchase Agreement, to be entered into by and between the Company, the FF Beneficial Investor and the FF Investor at the Closing (as defined in the Purchase Agreement), and as amended from time to time.

3

1.17“Governmental Entity” means any court, agency, authority, department, regulatory body or other instrumentality of any government or country or of any national, federal, state, provincial, regional, county, city or other political subdivision of any such government or country or any supranational organization of which any such country is a member.

1.18“Holder” means each Investor and any Permitted Transferee thereof (only for so long as such Person remains an Affiliate of such Investor), if any, in accordance with Section 6.8.

1.19“Investor” means any of the FF Investor or Ally Bridge and “Investors” means both of the FF Investor and Ally Bridge.

1.20“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions and/or ordinances of any Governmental Entity.

1.21“Lock-Up Securities” shall have the meaning set forth in Section 4.1.

1.22“Lock-Up Term” means the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.3.

1.23“Permitted Transferee” means, with respect to each Investor, (i) an Affiliate of such Investor, (ii)  the acquiring Person in the case of a Change of Control of such Investor; or (iii) in the case of the FF Investor and the FF Beneficial Investor, any Permitted Transferee (as defined in the FF Side Letter).

1.24“Person” means any individual, limited liability company, partnership, firm, corporation, association, trust, unincorporated organization, government or any department or agency thereof or other entity, as well as any syndicate or group that would be deemed to be a Person under Section 13(d)(3) of the Exchange Act.

1.25“Prospectus” means the prospectus forming a part of any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all amendments (including post-effective amendments) and including all material incorporated by reference or explicitly deemed to be incorporated by reference in such prospectus.

1.26“Prospectus Supplement” shall have the meaning set forth in Section 2.1.

1.27“Purchase Agreement” shall have the meaning set forth in the Preamble to this Agreement, and shall include all Exhibits attached thereto.

1.28“Purchased Shares” shall have the meaning set forth in the Preamble to this Agreement, and shall be adjusted for (i) any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any

4

warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the Purchased Shares.

1.29“registers,” “registered,” and “registration” refer to a registration effected by preparing and filing a Registration Statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such Registration Statement or document by the SEC.

1.30“Registrable Securities” means (i) the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization and (ii) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (i) of this definition, excluding in all cases, however, (A) any Registrable Securities if and after they have been transferred to a Permitted Transferee in a transaction in connection with which registration rights granted hereunder are not assigned, (B) any Registrable Securities in a public distribution or a public securities transaction, or (C) if an Investor and its Affiliates together own less than 500,000 Purchased Shares, such Investor’s Purchased Shares eligible for resale pursuant to Rule 144(b)(1)(i) under the Securities Act.

1.31“Registration Expenses” means all expenses incurred by the Company in connection with the Prospectus Supplement pursuant to Section 2.1 or the Company’s compliance with Section 2.3, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky Laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of any Registrable Securities), expenses of printing (i) certificates for any Registrable Securities in a form eligible for deposit with the Depository Trust Company or (ii) Prospectus if the printing of Prospectus is requested by Holders, messenger and delivery expenses, fees and disbursements of counsel for the Company and its independent certified public accountants (including the expenses of any management review, cold comfort letters or any special audits required by or incident to such performance and compliance), Securities Act liability insurance (if the Company elects to obtain such insurance), the reasonable fees and expenses of any special experts retained by the Company in connection with such registration, fees and expenses of other Persons retained by the Company and the reasonable fees and expenses (such fees and expenses not to exceed $15,000 for all Holders, selected by the Holders of a majority of the Registrable Securities. In addition, the Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting

5

duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Purchased Shares to be registered on each securities exchange, if any, on which equity securities issued by the Company are then listed or the quotation of such securities on any national securities exchange on which equity securities issued by the Company are then quoted.

1.32“Registration Statement” means any registration statement of the Company under the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), and all exhibits and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such Registration Statement.

1.33“Required Period” means the period from and after the expiration of the Lock-Up Term until the earlier of (i) such time as all such Registrable Securities are sold under an effective Registration Statement or (ii) all such Registrable Securities are eligible for sale pursuant to Rule 144 and can be sold in no more than two transactions in a period of three months and one day in accordance with the volume limitations contained in Rule 144, as applicable.

1.34“SEC” means the United States Securities and Exchange Commission.

1.35“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

1.36“Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.

1.37“Shares of Then Outstanding Common Stock” means, at any time, the issued and outstanding shares of Common Stock at such time, as well as all capital stock issued and outstanding as a result of any stock split, stock dividend, or reclassification of Common Stock distributable, on a pro rata basis, to all holders of Common Stock.

1.38“Standstill Parties” shall have the meaning set forth in Section 3.1.

1.39“Standstill Term” means the period from and after the date of this Agreement until the occurrence of any event set forth in Section 5.2.

1.40“Third Party” means any Person (other than a Governmental Entity) other than each Investor, the Company or any of their respective Affiliates.

1.41“Underwritten Offering” means a registration in which Registrable Securities are sold to an underwriter for reoffering to the public.

6

1.42“Violation” shall have the meaning set forth in Section 2.7(a).

Section 2.Registration Rights.

2.1Prospectus Supplement. Subject to the terms and conditions in this Agreement, the Company shall use its commercially reasonable efforts to file no later than the date six (6) months after the Closing Date, a supplement to the Company’s Prospectus dated July 1, 2013 (the “Prospectus Supplement”) to the Company’s existing Registration Statement (File No. 333-189718) filed by the Company on July 1, 2013 (the “Existing Registration Statement”) to cover the registration of the Registrable Securities in order to permit or facilitate the sale and distribution of all of the Registrable Securities by the Holders; provided,  however, that the Company shall not be obligated to file the Prospectus Supplement pursuant to this Section 2.1 if:

(a)the Company furnishes to the Holders a certificate signed by an authorized officer of the Company stating that (i) as of the date hereof, the Company expects to file a registration statement for the public offering of securities for the account of the Company (other than a registration of securities (x) issuable pursuant to an employee stock option, stock purchase or similar plan, (y) issuable pursuant to a merger, exchange offer or a transaction of the type specified in Rule 145(a) under the Securities Act or (z) in which the only securities being registered are securities issuable upon conversion of debt securities which are also being registered), provided, that the Company is actively employing good faith efforts to cause such registration statement to become effective, or (ii) the Company is engaged in a material transaction or has an undisclosed material corporate development, in either case, which would be required to be disclosed in the Prospectus Supplement, and in the good faith judgment of the Company’s Chief Executive Officer or Board of Directors, such disclosure would be materially detrimental to the Company and its stockholders at such time (in which case, the Company shall disclose the matter as promptly as reasonably practicable and thereafter file the Prospectus Supplement, and each Holder agrees not to disclose any information about such material transaction or undisclosed material corporate development to Third Parties until such disclosure has occurred or such information has entered the public domain other than through breach of this provision by such Holder), provided, however, that the Company shall have the right to only defer the filing of the Prospectus Supplement pursuant to this Section 2.1(a) until the date one hundred and twenty (120) days after the six (6) month anniversary of the Closing Date; or

7

(b)at any time prior to the filing of the Prospectus Supplement, any Holder is in breach of or has failed to cause its Affiliates to comply with the obligations and restrictions of Sections 3, 4 or 5 of this Agreement, the Company has provided notice of such breach to a Holder and such breach or failure is ongoing and has not been remedied; it being understood that (i) a one-time, inadvertent and de minimis breach of Section 4 shall not be deemed to be a breach of the obligations and restrictions under Section 4 for purposes of this Section 2.1(b) and (ii) a de minimis breach of Section 3.1(a) hereof, or an inadvertent breach of Section 3.1(f) hereof arising from informal discussions covering general corporate or other business matters the purpose of which is not intended to effectuate or lead to any of the actions referred to in paragraphs (a) through (e) of Section 3.1, shall not be deemed to be a breach of the obligations and restrictions under Section 3.1 for purposes of this Section 2.1(b).

2.2Continuous Effectiveness of Registration Statement. The Company will use its commercially reasonable efforts to keep the Existing Registration Statement and, once filed, the Prospectus Supplement continuously effective for the Required Period; provided, however, that if fifteen days prior to (or sooner at the election of the Company) the expiration of the Existing Registration Statement in accordance with Rule 415(a)(5) as promulgated under the Securities Act there remain Registrable Securities, the Company will use its commercially reasonable efforts to either file and have declared effective (if not automatically effective) a replacement Registration Statement on Form S-3 in accordance with Rule 415(a)(6) as promulgated under the Securities Act or a separate Registration Statement on Form S-3 or other appropriate form (which, for the avoidance of doubt, would be filed prior to the expiration of the Existing Registration Statement) (either such Registration Statement, the “Replacement Registration Statement”) to register the resale of the Registrable Securities and include in the prospectus (the “Replacement Prospectus”) for the Replacement Registration Statement the information contained, or to be contained, in the Prospectus Supplement, in which case the references in this Agreement to Prospectus Supplement shall mean the Replacement Prospectus.

2.3Obligations of the Company. The Company shall:

(a)prior to filing the Prospectus Supplement or any amendments thereto, the Company shall furnish to the Holders and their counsel  all such documents proposed to be filed, and any Holder shall have the opportunity to comment on any information pertaining solely to such Holder and its plan of distribution that is contained therein and the Company shall incorporate the comments reasonably requested

8

by such Holder with respect to such information prior to filing the Prospectus Supplement or amendment;

(b)furnish to the Holders such numbers of copies of the Prospectus Supplement (including each preliminary prospectus or free writing prospectus, if applicable) in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

(c)notify the Holders promptly after the Prospectus Supplement has been filed;

(d)notify the Holders promptly of any request by the SEC for the amending or supplementing of the Prospectus Supplement or for additional information related thereto and promptly deliver to the Holders copies of any comments received from the SEC;

(e)notify the Holders promptly of any stop order suspending the effectiveness of the Prospectus Supplement or the initiation of any proceedings for that purpose, and use commercially reasonable efforts to obtain the withdrawal of any such order or the termination of such proceedings;

(f)use its commercially reasonable efforts to register and qualify the Registrable Securities under such other securities or blue sky Laws of such jurisdictions as shall be reasonably requested by the Holders, use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the Required Period, and notify the Holders of the receipt of any written notification with respect to any suspension of any such qualification; provided,  however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(g)promptly notify each Holder of the occurrence of any event as a result of which the Prospectus Supplement includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly prepare a supplement or amendment to the Prospectus Supplement or file any other required document so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus Supplement will not contain an untrue

9

statement of material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)upon reasonable notice and during normal business hours, subject to the Company receiving customary confidentiality undertakings or agreements from any Holder or other person obtaining access to Company records, documents, properties or other information pursuant to this Section 2.3(h), make available for inspection by a representative of such Holder and any attorneys or accountants retained by any such Holder, relevant financial and other records, pertinent corporate documents and properties of the Company, and use its commercially reasonable efforts to cause the officers, directors and employees of the Company to supply all information reasonably requested by any such representative, attorneys or accountants in connection with the Registration Statement;

(i)use its reasonable efforts to comply with all applicable rules and regulations of the SEC relating to the Prospectus Supplement and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, provided that the Company will be deemed to have complied with this Section 2.3(i) with respect to such earning statements if it has satisfied the provisions of Rule 158;

(j)cause the Registrable Securities covered by the Prospectus Supplement to be listed on each securities exchange, if any, on which equity securities issued by the Company are then listed; and

(k)reasonably cooperate with each Holder and their respective counsel in connection with filings required to be made with the Financial Industry Regulatory Authority, Inc., if any.

2.4Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself and the Registrable Securities held by it as shall be reasonably necessary to effect the registration of such Holder’s Registrable Securities.

2.5No Underwritten Offering. Notwithstanding anything herein to the contrary, neither the Prospectus Supplement nor the plan of distribution for the Registrable Securities will contemplate, and the Company is not obligated to register the Registrable Securities for resale in, an Underwritten Offering.

2.6Expenses. All Registration Expenses shall be borne by the Company. Solely to the extent that Company elects to pursue an Underwritten

10

Offering, all Selling Expenses incurred in connection with any registration hereunder shall be borne by the Holders of Registrable Securities covered by a Registration Statement, pro rata on the basis of the number of Registrable Securities registered on their behalf in such Registration Statement.

2.7Indemnification.

(a)The Company shall indemnify and hold harmless each Holder and, in the case of the FF Investor, the FF Beneficial Investor and each Person, if any, who controls such Holder within the meaning of Section 15 of the Securities Act or Section 20 of Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, against any and all losses, claims, damages or liabilities (joint or several) to which they may become subject under any securities Laws including, without limitation, the Securities Act, the Exchange Act, or any state securities Law or any rule or regulation promulgated thereunder, or otherwise, including the amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each, a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in or incorporated by reference into the Existing Registration Statement, including any preliminary prospectus or final prospectus contained therein (including the Prospectus Supplement) or any free writing prospectus or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company (or any of its agents or Affiliates) of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under any state securities Law; provided,  however, the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it (A) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (B) is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of the Existing Registration Statement or Prospectus Supplement of which

11

such Holder has received written notice or during any period in which the effectiveness of the Existing Registration Statement or Prospectus Supplement has been suspended by the Company in order for the Company to amend the Existing Registration Statement or Prospectus Supplement and the Company has provided the Holders notice thereof. The Company shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(a), in connection with investigating or defending any such loss, claim, damage, liability or action; provided,  however, that the indemnity agreement contained in this Section 2.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Company, which consent shall not be unreasonably withheld.

(b)Each Holder shall indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and the officers, directors, owners, agents and employees of such controlling Persons, any other Holder and any controlling Person of any such other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing Persons may become subject, under liabilities (or actions in respect thereto) which arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation: (i) arises out of or is based upon a Violation which occurs solely in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder; or (ii) is caused by such Holder’s disposition of Registrable Securities during any period during which such Holder is obligated to discontinue any disposition of Registrable Securities as a result of any stop order suspending the effectiveness of the Existing Registration Statement or Prospectus Supplement of which such Holder has received written notice. Each such Holder shall pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 2.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action; provided,  however, that the indemnity agreement contained in this Section 2.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without consent of the Holder, which consent shall not be unreasonably withheld.

(c)Promptly after receipt by an indemnified party under this Section 2.7 of notice of the commencement of any action (including

12

any action by a Governmental Entity) involving a claim referred to in this Section 2.7, such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided,  however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain its own counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.7, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.7.

(d)In order to provide for just and equitable contribution to joint liability in any case in which a claim for indemnification is made pursuant to this Section 2.7 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 2.7 provided for indemnification in such case, the Company and each Holder of Registrable Securities shall contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in proportion to the relative fault of the Company, on the one hand, and such Holder, severally, on the other hand; provided,  however, that in any such case, no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation; provided further,  however, that in no event shall any contribution under this Section 2.7(d) on the part of any Holder exceed the net proceeds received by such Holder from the sale of Registrable Securities giving rise to such contribution obligation, except in the case of willful misconduct or fraud by such Holder.

13

(e)The obligations of the Company and the Holders under this Section 2.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and otherwise.

Section 3.Restrictions on Beneficial Ownership.

3.1Standstill. During the Standstill Term each Investor and FF Beneficial Investor and their respective Affiliates (other than the FF Investor) (collectively, the “Standstill Parties”) shall not (and each Investor (other than the FF Investor) and the FF Beneficial Investor shall cause its Affiliates not to), without the prior written consent of the Board of Directors (or any committee thereof) of the Company, directly or indirectly:

(a)acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, more than one percent (1%) of any class or series of any equity or convertible debt securities of the Company or any of its subsidiaries (whether by purchase, business combination, merger, consolidation, share exchange, joint venture or otherwise); provided, however, notwithstanding the foregoing, each Investor (together with its Affiliates) and the FF Beneficial Investor (together with its Affiliates), in each case, may acquire securities of the Company in regular brokerage transactions on the public securities market, such that when taken together with the securities purchased pursuant to the Purchase Agreement, such entity beneficially owns (within the meaning of Section 13(d)(1) of the Exchange Act) up to 9.9% of any class or series of any equity or convertible debt securities of the Company;

(b)solicit proxies or consents or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) of proxies or consents with respect to securities of the Company or initiate any stockholder proposal with respect to the Company;

(c)seek to advise, control or influence the management, Board of Directors or policies of the Company or any of its subsidiaries (other than communications with the Company’s management with respect to the Company’s business in the ordinary course), or take action for the purpose of convening a stockholders meeting of the Company;

(d)make any proposal or any public announcement (including, for the avoidance of doubt, indirectly by means of communication with the press or media) relating to a tender or exchange offer for securities of the Company or any of its subsidiaries or relating to any business combination, acquisition, merger, consolidation, share exchange,

14

sale of substantially all assets, liquidation, restructuring, recapitalization, or similar transaction involving the Company or its subsidiaries, or take any action that might require the Company to make a public announcement regarding any of the foregoing;

(e)form, join or in any way participate in a “group” as defined in Section 13(d)(3) of the Exchange Act for the purpose of acquiring, holding, voting or disposing of securities of the Company or any of its subsidiaries or taking any other actions restricted or prohibited under clauses (a) through (d) of this Section 3, or take any steps in connection therewith; or

(f)enter into any discussions, negotiations, arrangements or understandings with any third party (other than such Investor’s Affiliates) with respect to any of the actions restricted or prohibited under clauses (a) through (e) of this Section 3.

Nothing in this Agreement shall restrict an Investor or any of its representatives from (1)(a) from the date of this Agreement until June 30, 2016, making a request directly to the Board of Directors of the Company for written consent to submit a proposal regarding a possible business combination involving the Company and such Investor or any of their respective Affiliates (a “Transaction”) directly to the Board of Directors of the Company on a confidential basis, which request shall be considered in good faith (provided that if the Company believes that such Investor has made a confidential proposal not meeting the requirements of clause (a), the Company will provide such Investor notice of such violation and such Investor shall have the opportunity to withdraw or otherwise negate such proposal to ensure compliance with the provisions of this Section 3), or (b) following June 30, 2016, making a proposal regarding a possible Transaction directly to the CEO or Board of Directors of the Company on a confidential basis, (2) acquiring or offering to acquire, seeking, proposing or agreeing to acquire any third party that owns any securities or assets of the Company or (3) acquiring any securities of the Company in connection with any mutual fund, pension plan or employee benefit plan managed on behalf of employees or former employees of the Company.

Section 4.Restrictions on Dispositions.

4.1Lock-Up. During the Lock-Up Term, without the prior approval of the Company, each Investor shall not, and shall cause its Affiliates not to, Dispose of (x) any of the Purchased Shares, together with any shares of Common Stock issued in respect thereof as a result of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and (y) any Common Stock issued as (or issuable upon the exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, the shares of Common Stock described in clause (x) of this sentence (collectively, the “Lock-Up Securities”); provided,  however, that the foregoing shall not prohibit such Investor from (A) transferring Lock-Up Securities to a Permitted Transferee or (B) Disposing of any

15

Lock-Up Securities in order to reduce the beneficial ownership of the Standstill Parties or the FF Beneficial Investor to 19.9%, or such lesser percentage as advised in good faith and in writing by such Investor’s certified public accountants that would not require such Investor to include in its financial statements its portion of the Company’s financial results, of the Shares of Then Outstanding Common Stock or, in the case of the FF Beneficial Investor as advised in good faith and in writing by the FF Beneficial Investor to enable it to comply with applicable law or official undertaking.

4.2Certain Tender Offers. Notwithstanding any other provision of this Section 4, this Section 4 shall not prohibit or restrict any Disposition of Shares of Then Outstanding Common Stock and/or Common Stock Equivalents by the Standstill Parties into (a) a tender offer by a Third Party which is not opposed by the Company’s Board of Directors (but only after the Company’s filing of a Schedule 14D-9, or any amendment thereto, with the SEC disclosing the recommendation of the Company’s Board of Directors with respect to such tender offer) or (b) an issuer tender offer by the Company.

Section 5.Termination of Certain Rights and Obligations.

5.1Termination of Required Period. Except for Section 2.7, which shall survive until the expiration of any applicable statutes of limitation, Section 2 shall terminate automatically and have no further force or effect upon the earliest to occur of:

(a)the expiration of the Required Period;

(b)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(c)a liquidation or dissolution of the Company.

5.2Termination of Standstill Term.  Section 3 shall terminate and have no further force or effect, upon the earliest to occur of:

(a)May 29, 2017;

(b)the date that the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or more than 50% of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise); and

16

(c)the date that any person commences a tender or exchange offer that, if consummated, would make such person (or any of its affiliates) the beneficial owner (within the meaning of Section 13(d)(1) of the Exchange Act) of more than 50% of the Company’s equity securities;

provided,  however, that if Section 3 terminates due to clause (b) above and such agreement is abandoned or the transactions contemplated by the agreement are not consummated, the restrictions contained in Section 3 shall again be applicable until otherwise terminated pursuant to this Section 6.2.

5.3Termination of Lock-Up Term.  Section 4 shall terminate and have no further force or effect upon the earliest to occur of:

(a)the date three (3) months after the Closing Date;

(b)the consummation by a Person or group of a Change of Control of the Company, which, in the case of a tender offer, shall be deemed to occur upon the commencement of a tender offer for all outstanding shares of Common Stock;

(c)the date on which the Common Stock ceases to be registered pursuant to Section 12 of the Exchange Act; and

(d)a liquidation or dissolution of the Company.

5.4Effect of Termination. No termination pursuant to any of Sections 6.1, 6.2, 6.3 or 6.4 shall relieve any of the parties (or the Permitted Transferee, if any) for liability for breach of or default under any of their respective obligations or restrictions under any terminated provision of this Agreement, which breach or default arose out of events or circumstances occurring or existing prior to the date of such termination.

Section 6.Miscellaneous.

6.1Governing Law; Submission to Jurisdiction. This Agreement and all claims or causes of action (whether in tort, contract or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

17

6.2Waiver. Waiver by a party of a breach hereunder by another party shall not be construed as a waiver of any subsequent breach of the same or any other provision. No delay or omission by a party in exercising or availing itself of any right, power or privilege hereunder shall preclude the later exercise of any such right, power or privilege by such party. No waiver shall be effective unless made in writing with specific reference to the relevant provision(s) of this Agreement and signed by a duly authorized representative of the party granting the waiver.

6.3Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given upon the earlier of actual receipt, or (a) personal delivery to the party to be notified, (b) when sent, if sent by electronic mail or facsimile during normal business hours of the recipient, and if not sent during normal business hours, then on the recipient’s next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, freight prepaid, specifying next business day delivery, with written verification of receipt.  All communications shall be sent to the respective parties at their address as set forth on Exhibit A hereto, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 6.3.

6.4Entire Agreement. This Agreement, the Purchase Agreement and in the case of the Company, the FF Investor and the FF Beneficial Investor, the FF Side Letter, contain the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto and thereto. The provisions of the FF Side Letter will prevail over the provisions of this Agreement to the extent of any inconsistency.

6.5Amendments. Any term of this Agreement may be amended or terminated only with the written consent of the Company, the Holders and the FF Beneficial Investor.

6.6Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

6.7Severability. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

6.8Assignment.

18

(a)The rights of any Holder hereunder may be assigned in whole or in part (but only with all restrictions and obligations set forth in this Agreement) by a Holder to a Permitted Transferee which acquires at least 25,000 Registrable Securities (subject to adjustment in the event of any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization) from such Holder; provided, however, (i) such Holder shall, within five (5) days prior to such transfer, furnish to the Company written notice of the name and address of such Permitted Transferee, details of its status as a Permitted Transferee and details of the Registrable Securities with respect to which such registration rights are being assigned, (ii) the Permitted Transferee, prior to or simultaneously with such transfer or assignment, shall agree in writing to be subject to and bound by all restrictions and obligations set forth in this Agreement, (iii) the applicable Investor shall continue to be bound by all restrictions and obligations set forth in this Agreement and (iv) such transfer or assignment shall be effective only if immediately following such transfer or assignment the further disposition of such Registrable Securities by the Permitted Transferee is restricted under the Securities Act and other applicable securities Law.

(b)Except for an assignment of this Agreement by a Holder to a Permitted Transferee in accordance with Section 6.8(a), neither this Agreement nor any rights or duties of a party hereto may be assigned by such party, in whole or in part, without (a) the prior written consent of the Company in the case of any assignment by a Holder; or (b) the prior written consent of the Investors in the case of an assignment by the Company.

6.9Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

6.10Counterparts.  This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

6.11Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party other than any Affiliate of an Investor. No Third Party with the exception of any Affiliate of an Investor shall obtain any right under any provision of this Agreement

19

or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any party hereto.

6.12 No Strict Construction. This Agreement has been prepared jointly and will not be construed against any party.

6.13Remedies. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or Law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

6.14Specific Performance. The Company and each Investor hereby acknowledge and agree that the rights of the parties hereunder are special, unique and of extraordinary character, and that if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure may result in irreparable injury to the Company or such Investor, as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged party at law or in equity, such damaged party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged party will be entitled to seek in any court of competent jurisdiction.

6.15No Conflicting Agreements. Each Investor hereby represents and warrants to the Company that neither it nor any of its Affiliates is, as of the date of this Agreement, a party to, and agrees that neither it nor any of its Affiliates shall, on or after the date of this Agreement, enter into any agreement that conflicts with the rights granted to the Company in this Agreement. The Company hereby represents and warrants to each Holder that it is not, as of the date of this Agreement, a party to, and agrees that it shall not, on or after the date of this Agreement, enter into any agreement or approve any amendment to its organizational documents with respect to its securities that conflicts with the rights granted to the Holders in this Agreement. The Company further represents and warrants that the rights granted to the Holders hereunder do not in any way conflict with the rights granted to any other holder of the Company’s securities under any other agreements.

6.16No Publicity. The parties hereto agree that the provisions of Section 4.1 of the Purchase Agreement shall be applicable to the parties to this Agreement with respect to any public disclosures regarding the proposed transactions

20

contemplated hereby or by the Purchase Agreement or regarding the parties hereto or their Affiliates (it being understood that the provisions of Section 4.1 of the Purchase Agreement shall be read to apply to disclosures of information relating to this Agreement and the transactions contemplated hereby).

6.17Limitation of Liability. IN NO EVENT WILL ANY PARTY BE LIABLE TO ANY OTHER PARTY (OR SUCH OTHER PARTY’S AFFILIATES) IN CONNECTION WITH THIS AGREEMENT FOR LOST REVENUE, LOST PROFITS, LOST SAVINGS, LOSS OF USE, DAMAGE TO GOODWILL, OR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, EXEMPLARY, PUNITIVE OR INDIRECT DAMAGES UNDER ANY THEORY, INCLUDING CONTRACT, NEGLIGENCE, OR STRICT LIABILITY, EVEN IF THAT PARTY HAS BEEN PLACED ON NOTICE OF THE POSSIBILITY OF SUCH DAMAGES.

6.18Construction.  Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs shall include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof and, if applicable, hereof.  A reference to any party hereto includes such party’s permitted assignees and/or the respective successors in title to substantially the whole of such party’s undertaking. All references to “Sections” and “Exhibits” contained in this Agreement are, unless specifically indicated otherwise, references to sections or exhibits of or to this Agreement.  The recitals and exhibits to this Agreement form part of the operative provisions of this Agreement and references to this Agreement shall, unless the context otherwise requires, include references to the recitals and exhibits to this Agreement.  As used in this Agreement, the following terms shall have the meanings indicated: (a) “day” means a calendar day; (b) “U.S.” or “United States” means the United States of America; (c) “dollar” or “$” means lawful currency of the United States; (d) “including” or “include” means “including without limitation”; and (e) references in this Agreement to specific laws includes the succeeding law, section, or provision corresponding thereto and the rules and regulations promulgated thereunder.

6.19The FF Investor Limitation of Liability. The FF Investor enters into and is liable under (a) this Agreement, (b) any other document or agreement which the FF Investor may be required to provide under this Agreement and (c) any document or agreement executed by the Company or any other person as agent or attorney of the FF Investor under this Agreement only in its capacity as custodian for the FF Beneficial Investor, and to the extent that it is actually indemnified by the FF Beneficial Investor.  To the extent this paragraph operates to reduce the amounts for which the FF Investor would otherwise be liable to any person, the FF Beneficial Investor will pay or procure the payment of such amounts to such person.

21

[signature page follows]

22

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

TESARO, INC.

By:

Name: Joseph L. Farmer

Title: Senior VP and General Counsel

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

INVESTORS:

Ally Bridge LB Healthcare Master Fund Limited

By:

Name:

Title:  Director

ABG Innovation III-SO Limited

By:

Name:  Law Thin Ken

Title:  Director

2

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

FF INVESTOR:

THE NORTHERN TRUST COMPANY

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for Future Fund Investment Company No.4 Pty Ltd, by

being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:

…………………………………………….

Signature of witness

…………………………………………….

Name of witness (block letters)

…………………………………………….

Address of witness

Date:

) ) ) ) ) ) ) ) ) ) ) ) ) ) ) ) )	……………………………………………. By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY

3

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

FF BENEFICIAL INVESTOR:

Signed for and on behalf of Future Fund Investment Company No.4 Pty Ltd by:
Name of Director	Signature of Director
Date

4

EXHIBIT A

NOTICES

If to the Company:

1000 Winter Street

Suite #3300

Waltham, MA 02451

If to the FF Investor:

The Northern Trust Company

Level 47, 80 Collins Street

Melbourne VIC 3000 Australia

If to the FF Beneficial Investor:

Future Fund Investment Company No.4 Pty Ltd

Level 43, 120 Collins Street

Melbourne VIC 3000 Australia

If to Ally Bridge:

Unit 3002-04, 30th Floor, Gloucester Tower

The Landmark

15 Queen’s Road Central

Hong Kong

EXHIBIT C

Form of Amendment No. 2 to the

Second Amended and Restated Investors’ Rights Agreement

See attached.

Amendment No. 2

To

SECOND Amended and Restated INVESTORS’ RIGHTS Agreement

The Second Amended and Restated Investors’ Rights Agreement (as amended, the “Agreement”), dated as of June 6, 2011, among TESARO, INC., a Delaware corporation (the “Company”), the investors listed on Schedule A thereto (the “Investors”), OPKO Health, Inc., a Delaware corporation, and the persons listed on Schedule B thereto (the “Founders”), as amended by Amendment No. 1, dated as of July 7, 2011, is hereby amended by this Amendment No. 2 (this “Amendment”) as of [___], 2016 (“Amendment Effective Date”).  Any capitalized term used herein, but not defined herein, shall have the meaning of such term set forth in the Agreement.

WHEREAS, pursuant to Section 4.7 of the Agreement, the Company and the undersigned Investors desire to amend the Agreement as set forth below.

NOW, THEREFORE, the Company and the undersigned Investors hereby agree that the Agreement is hereby amended by this Amendment and further agree as follows:

1.AMENDMENTS

1.1 The definition of “Registrable Securities” set forth in Section 1 of the Agreement is hereby amended and restated by replacing such definition with the following definition:

“Registrable Securities” means (i) the Common Stock issuable or issued upon conversion of the Preferred Stock, (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in (i) above, and (iii) the Common Stock issued to KPCB Holdings, Inc., as nominee, NEA 15 Opportunities Fund, L.P., New Enterprise Associates 13, L.P. and InterWest Partners X, LP pursuant to the Stock Purchase Agreement, dated as of February 24, 2016, by and among the Company and the other parties thereto (the “2016 Private Placement”), excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under Section 2 are not assigned.  The number of shares of “Registrable Securities” outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

1.2Section 2.13 of the Agreement is hereby amended to include the following immediately prior to the period at the end of such section:

“; provided, however, that notwithstanding the foregoing, with respect to any Holder that purchased Registrable Securities in the 2016 Private Placement, such Holder shall be entitled to exercise any right provided for in this Section 2 until (i) three (3) years following [to be Amendment Effective Date], (ii) as to such Holder, such earlier time following the second anniversary of [to be Amendment Effective Date] at which such Holder (A) holds less than one percent (1%) of the Company’s outstanding Common Stock and (B) all Registrable Securities held by such Holder (together with any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3)-month period without registration in compliance with Rule 144 or (iii) the earlier consummation of a Liquidation Event, as that term is defined in the Company’s Restated Certificate”

2.JOINDER OF NEA 15 OPPORTUNITY FUND, L.P.

NEA 15 Opportunity Fund, L.P. hereby agrees to become, and is hereby made, a party to the Agreement, as amended hereby, with all the rights and obligations of an Investor thereunder and agrees to be bound by and subject to all of the terms, provisions and conditions contained in the Agreement from and after the Amendment Effective Date.

3.MISCELLANEOUS

Except as modified by this Amendment, which shall be effective as of the Amendment Effective Date, the Agreement shall remain in full force and effect, enforceable in accordance with its terms.

[signature page follows]

2

IN WITNESS WHEREOF, the Company has executed this Amendment as of the Amendment Effective Date.

COMPANY:

TESARO, Inc.

By:

Name:

Title:

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

KPCB HOLDINGS, INC.,

as nominee

By:

Name:

Title:

2

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

New Enterprise Associates 13, L.P.

By: NEA Partners 13, L.P., its general partner

By: NEA 13 GP, LTD, its general partner

By:

Name:

Title:

NEA 15 Opportunity Fund, L.P.

By: NEA Partners 15-OF, L.P., its general partner

By: NEA 15 GP, LLC, its general partner

By:

Name:

Title:

3

IN WITNESS WHEREOF, the undersigned Investors have executed this Amendment as of the Amendment Effective Date.

INTERWEST PARTNERS X, LP

By: InterWest Management Partners X, LLC, its general partner

By:
Name:
Title:

4

EXHIBIT D

Form of FF Side Letter

See attached.

5

FINAL FORM

[Date]  [Month] 2016

The Northern Trust Company,

in its capacity as custodian for

Future Fund Investment Company No.4 Pty Ltd

Level 47, 80 Collins Street

Melbourne Vic 3000

Australia

Future Fund Investment Company No.4 Pty Ltd

(ACN 134 338 926)

Level 43, 120 Collins Street

Melbourne Vic 3000

Australia

Ladies and Gentlemen:

Reference is made to that certain Stock Purchase Agreement, dated as of 24, February 2016 (the “Stock Purchase Agreement”), by and among TESARO, Inc., (the “Company”), Future Fund Investment Company No.4 Pty Ltd (the “Beneficial Investor”), and certain investors including The Northern Trust Company in its capacity as custodian for the Beneficial Investor (the “Custodian”), pursuant to which the Custodian is purchasing 852,514 shares of Common Stock (par value $0.0001 per share) of the Company (the “Shares”), at a price per share of the Per Share Price (as defined in the Stock Purchase Agreement) in its capacity as custodian for the Beneficial Investor.

This letter agreement will confirm that pursuant to, and effective upon, the execution of the Stock Purchase Agreement and the related issuance of Shares, the Company, the Beneficial Investor and the Custodian agree as follows:

1.Terms of agreement.

1.1Custodian limitation of liability.  The Custodian has entered into and shall be liable under the following documents (as amended from time to time) only in its capacity as custodian for the Beneficial Investor, and to the extent that it is actually indemnified by the Beneficial Investor (together, the Transaction Documents):

(a)This letter agreement;

(b)The Stock Purchase Agreement;

(c)Amended and Restated Certificate of Incorporation of the Company and Amended and Restated Bylaws of the Company;

(d)Investor Agreement, by and among the Company, the Custodian and other New Investors (as defined in the Stock Purchase Agreement) and the Beneficial Investor dated on or about the date of this letter agreement (the “Investor Agreement”); and

(e)Any document entered into by the Company as proxy or on behalf of the Custodian.

To the extent this paragraph 1.1 operates to reduce the amounts for which the Custodian would otherwise be liable to any person, the Beneficial Investor will pay or procure the payment of such amounts to such person.

1.2Permitted transfers.

(a)The Company must consent to, permit, and update its books and records to reflect, a transfer by the Custodian of any or all of its purchased Shares (as defined in the Stock Purchase Agreement) (including as adjusted for any stock split, stock dividend, share exchange, merger, consolidation or similar recapitalization, and any Common Stock issued (or issuable) as a dividend or other distribution with respect to or in exchange for or replacement of the Shares, in each case, after the date hereof) to any one or more of the following persons (each a “Permitted Transferee”):

(i)the Future Fund Board of Guardians;

(ii)any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians;

(iii)the trustee of a trust in which all or substantially all of the beneficial interests thereof are held directly or indirectly by the Future Fund Board of Guardians or any person controlling, controlled by, or under common control with, the Future Fund Board of Guardians; or

(iv)any custodian for any of the foregoing.

(b)In the case of a transfer to a Permitted Transferee, the Company waives the following requirements of section 6.8 of the Investor Agreement:

(i)the minimum number of Registrable Securities to be transferred; and

(ii)paragraph 6.8(a)(iii) with respect to the Shares transferred to such Permitted Transferee.

(c)Following any such transfer to a Permitted Transferee, the Company will ensure that such Permitted Transferee is given the benefit of the terms of the Transaction Documents as if such Permitted Transferee had executed the Transaction

2

Documents in place of the Custodian.  At the request of such Permitted Transferee, the Company will execute a new or amended agreement with such Permitted Transferee containing terms and conditions substantially equivalent to the terms and conditions set forth in this letter agreement.

1.3Constraints on publicity.    Except as may be required by applicable laws or by the rules of any stock exchange or listing authority, the Company will not, and will ensure that its respective affiliates do not, without the prior written consent of the Custodian or the Beneficial Investor, (a) make any press release or other public disclosure about the investment of the Beneficial Investor (or any entity associated with the Beneficial Investor, including the Future Fund Board of Guardians) in the Company; or (b) in any non-public disclosure, describe the Beneficial Investor (or any entity associated with the Beneficial Investor) as an anchor investor (or as anything synonymous to an anchor investor); provided, however, that once a statement has been made public in accordance herewith, the Company may repeat and redistribute such statement or make any statement substantially consistent therewith without the prior written consent of the Beneficial Investor or the Custodian.

1.4Bank account details.

(a)The Company will ensure that all distributions or payments to the Custodian from the Company are placed into the account whose details are set out in Exhibit A.  The Beneficial Investor or the Custodian may, by written notice to the Company, update the account details set out in Exhibit A.

(b)The Company confirms that all payments to the Company from the Custodian may be made into the account whose details are set out in Exhibit A.

1.5Written communications.

(a)The Company (a) must ensure that each notice or written communication given by the Company to the Custodian and/or the Beneficial Investor, including any such notices required pursuant to the Transaction Documents, is sent to the fax numbers, e-mail addresses or postal addresses set out in Exhibit B (as updated from time to time by the Custodian or the Beneficial Investor by notice to the Company) and (b) will not require the Custodian to act, or not act, or change any course of action pursuant to any notice or other written communication unless paragraph (a) hereof has been complied with in respect of that notice of written communication.

(b)The Company acknowledges that the information in Exhibit B to this letter agreement is deemed to have been provided pursuant to Section 7.6 of the Stock Purchase Agreement and Section 6.3 of the Investor Agreement.

1.6Confidentiality.

(a)The Custodian and the Beneficial Investor may disclose, without any further notice or other action from the Custodian or the Beneficial Investor, information and documents that would otherwise be confidential to:

3

(i)each other, the Future Fund Board of Guardians, the Future Fund Management Agency, and the Future Fund Board of Guardians’ wholly owned subsidiaries (the “Future Fund Disclosure Parties”)

(ii)the directors, board members, officers, employees, agents, auditors and advisers of the Future Fund Disclosure Parties;

(iii)any service providers utilized by a Future Fund Disclosure Party; and

(iv)any other person to whom disclosure of such information or documents is required under applicable laws, rules, regulations, orders, rulings, governmental policies, conventions, official requests or requirements, or in respect of whom non-disclosure may incur a penalty or disadvantage under applicable laws, rules, regulations, orders, rulings, governmental policies, conventions, official requests or requirements; provided that the Custodian and the Beneficial Investor shall disclose only such confidential information that it is so required to disclose or in respect of which it would incur a penalty or disadvantage if it did not disclose.

(b)The Custodian and the Beneficial Investor will ensure that, except to the extent that a disclosure must be made available to the public under applicable laws, rules, regulations, orders, rulings, governmental policies, conventions, official requests or requirements, any person to whom information or documents are disclosed under paragraph 1.6(a) is informed or otherwise understands that such information or documents are disclosed in confidence, in accordance with this letter agreement.

(c)In addition to the foregoing, the Future Fund Disclosure Parties may disclose the following information to any person:

(i)that the Future Fund Board of Guardians, the Custodian or the Beneficial Investor has an interest in the Company, the jurisdiction of formation or domiciliation of the Company, and the percentage of the equity of the Company which that interest comprises; and

(ii)any ratios, statistics, or other aggregated information calculated using the foregoing information, as well as information on the general investment strategy or general objectives of the Company and the net capital cost, and the fair value of the Shares of the Custodian; provided that, notwithstanding the foregoing, the Future Fund Disclosure Parties shall be prohibited from specifically identifying any such ratios, statistics, or other aggregated information as relating exclusively to the Company.

1.7Voting securities.  For so long as the Custodian is the record holder of the Shares, the Company will notify the Beneficial Investor prior to any Company action that, to the knowledge of the Company after making reasonable enquiries, would result in the percentage of the voting securities of the Company or, if securities in the Company are exchanged for securities in a

4

company or other entity that are or become quoted on a stock exchange (whether by way of merger, sale or otherwise) (an “Acquiring Company”), or of an Acquiring Company held by the Custodian:

(a)increasing from below 10% to a percentage equal to or greater than 10%;

(b)increasing from below 15% to a percentage equal to or greater than 15%; or

(c)increasing to a percentage equal to or greater than 18%.

1.8Distributions in specie.    For so long as the Custodian is the record holder of the Shares,  the Company: (a) will not distribute any ‘non-financial assets’ (that term having the same meaning as when used in the Future Fund Act 2006 (Cth)) to the Custodian (including on winding up of the Company) without the prior written consent of the Custodian and (b) will procure that non-financial assets are not paid as consideration to the Custodian without the prior written consent of the Custodian. If the Company proposes to distribute any non-financial assets to any of the holders of capital stock in the Company, or it is otherwise proposed that non-financial assets be paid as consideration to the holders of capital stock in the Company, the Company will ensure that the Custodian’s portion of such non-financial assets are instead (at the Custodian’s election and expense):

(a)sold for cash by the Company on behalf of the Custodian; or

(b)transferred to a third party broker to sell for cash on behalf of the Custodian.

1.9Responsibility for tax filings. The Company acknowledges that it is responsible for arranging the timely filing of all tax returns (including the discharge of all associated tax payment and tax withholding obligations) in all relevant jurisdictions for itself and its subsidiaries.  In the case of the United States, this shall include filing of all federal, state and local tax returns. The costs of preparing and filing tax returns for the Company and all entities controlled directly or indirectly by the Company shall be borne by the Company and those entities.

1.10Tax status.  The Company is and always has been a subchapter C corporation for United States federal income tax purposes.  Except with 60 days’ prior written notice to the Custodian and Beneficial Investor, the Company will not take any action or make any election that results in it being classified other than as a subchapter C corporation for United States federal income tax purposes.

1.11Withholding taxes. The Company shall notify the Beneficial Investor of any taxes that have been withheld or are otherwise payable by or on behalf of the Custodian or the Beneficial Investor in any country in connection with the Company.

2.Miscellaneous.  This letter agreement constitutes the entire agreement among the parties hereto with respect to the subject matter contained herein and supersedes all prior oral or written agreements, if any, between the parties hereto with respect to such subject matter.  In the event that there is a conflict between this letter agreement and the other Transaction Documents, the terms of this letter govern.  This letter agreement and any controversy arising out of or relating to

5

this letter agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law.  No amendment, alteration, modification of, or addition to this letter agreement will be valid or binding unless expressed in writing and signed by all parties.  This letter agreement may be executed and delivered by facsimile or electronic signature and in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one (1) and the same instrument.

[signature page follows]

6

IN WITNESS WHEREOF, the parties have executed this letter agreement effective as of the date and year first written above.

TESARO, INC.

By:
Name:
Title:

1

ACKNOWLEDGED AND ACCEPTED:

Agreed to and accepted by:

EXECUTED on behalf of THE NORTHERN TRUST COMPANY (ABN 62 126 279 918), a company incorporated in the State of Illinois in the United States of America, in its capacity as custodian for Future Fund Investment Company No.4 Pty Ltd, by

being a person who, in accordance with the laws of that territory, is acting under the authority of the company in the presence of:

Signature of witness

Name of witness (block letters)

Address of witness

) ) ) ) ) ) ) ) ) ) ) ) ) ) )

......................................................
By executing this agreement the signatory warrants that the signatory is duly authorized to execute this agreement on behalf of THE NORTHERN TRUST COMPANY

2

Executed by Future Fund Investment Company No.4 Pty Ltd:
Signature of Director
Name of Director
Date

3